Exhibit 99.1

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES

TABLE OF CONTENTS

DECEMBER 31, 2014 AND 2013

Independent Auditors' Report

To the Board of Directors and Members
Argotec Intermediate Holdings Two LLC and Subsidiaries
Greenfield, Massachusetts

We have audited the accompanying consolidated financial statements of Argotec Intermediate Holdings Two LLC (a Delaware Limited Liability Company) and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income and comprehensive income, members' equity, and cash flows for the year ended December 31, 2014 and the period from inception (May 31, 2013) to December 31, 2013, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Greenberg,Rosenblatt,Kull &Bitsoli,P.C.
CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Members
Argotec Intermediate Holdings Two LLC and Subsidiaries

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Argotec Intermediate Holdings Two LLC and Subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the year ended December 31, 2014 and the initial period ended from May 31, 2013 through December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

/s/ GREENBERG, ROSENBLATT, KULL & BITSOLI, P.C.

Worcester, Massachusetts
April 2, 2015

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31,

ASSETS	2014	2013

Current assets:
Cash and equivalents	$38,532,087	$2,153,652
Accounts receivable, net	13,317,019	7,229,266
Inventories	12,368,834	7,366,975
Other receivables	113,163	241,858
Prepaid expenses	272,177	106,371
Total current assets	64,603,280	17,098,122

Property and equipment, net	15,266,454	18,379,675

Other assets:
Goodwill	65,490,456	52,664,498
Noncompete agreement, net	173,333	—
Financing costs, net	287,087	789,931
Deposits on property and equipment	449,135	775,178
Deferred loss on sale-leaseback	162,588	—
Total other assets	66,562,599	54,229,607

Total assets	$146,432,333	$89,707,404

LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
Note payable	$—	$1,250,000
Current maturities of long-term debt	1,743,750	2,000,000
Accounts payable	4,480,481	3,699,906
Accrued liabilities	1,701,977	1,179,392
Total current liabilities	7,926,208	8,129,298

Long-term debt, net of current maturities
and unamortized discount	89,641,738	37,500,000

Members' equity:
Members' equity	48,864,044	44,078,106
Accumulated other comprehensive income	343	—
Total members' equity	48,864,387	44,078,106

Total liabilities and members' equity	$146,432,333	$89,707,404

The accompanying notes are an integral part
of the consolidated financial statements

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
YEAR ENDED DECEMBER 31, 2014 AND THE PERIOD
MAY 31, 2013 (DATE OF INCEPTION) TO DECEMBER 31, 2013

	2014	2013

Sales	$101,893,812	$44,791,966

Cost of goods sold	77,712,838	32,464,231

Gross profit	24,180,974	12,327,735

Operating expenses:
Selling	3,762,195	1,342,506
Research and development	492,894	221,635
General and administrative	6,345,507	3,146,000

Total operating expenses	10,600,596	4,710,141

Income from operations	13,580,378	7,617,594

Other expense:
Interest expense	(3,581,388)	(1,508,507)
Business acquisitions costs (Note 3)	(675,479)	(2,629,941)
Loss on extinguishment of debt (Note 7)	(1,538,681)	—
Other	(12,943)	—

Total other expense, net	(5,808,491)	(4,138,448)

Net income	7,771,887	3,479,146

Other comprehensive income:
Foreign currency translation adjustment	343	—

Comprehensive income	$7,772,230	$3,479,146

The accompanying notes are an integral part
of the consolidated financial statements

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
YEAR ENDED DECEMBER 31, 2014 AND THE PERIOD
MAY 31, 2013 (DATE OF INCEPTION) TO DECEMBER 31, 2013

	Members' Equity	Accumulated Other Comprehensive Income	Total

Balance - May 31, 2013 (Date of Inception)	$—	$—	$—

Contributions from members	41,931,410	—	41,931,410

Net income	3,479,146	—	3,479,146

Distributions to members	(1,332,450)	—	(1,332,450)

Balance - December 31, 2013	44,078,106	—	44,078,106

Net income	7,771,887	—	7,771,887

Other comprehensive income:
Foreign currency translation adjustments	—	343	343

Distributions to members	(2,985,949)	—	(2,985,949)

Balance - December 31, 2014	$48,864,044	$343	$48,864,387

The accompanying notes are an integral part
of the consolidated financial statements

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2014 AND THE PERIOD
MAY 31, 2013 (DATE OF INCEPTION) TO DECEMBER 31, 2013

	2014	2013
Operating activities:
Net income	$7,771,887	$3,479,146
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	(141,534)	(25,000)
Loss on extinguishment of debt	1,366,181	—
Depreciation and amortization	2,822,094	876,992
Change in assets and liabilities net of effect of
business acquisitions (Note 3):
Accounts receivable	(2,124,341)	1,863,187
Inventories	(1,085,359)	(998,528)
Other receivables	128,695	(240,689)
Prepaid expenses	(124,511)	(5,391)
Accounts payable	238,947	1,118,938
Accrued liabilities	311,009	242,206
Net cash provided by operating activities	9,163,068	6,310,861

Investing activities:
Deposits on property and equipment	326,043	(443,389)
Purchase of property and equipment	(5,008,940)	(2,149,214)
Proceeds from sale-leaseback of buildings	9,735,493	—
Goodwill purchase price adjustment (Note 3)	425,580	—
Business acquisitions (Note 3)	(25,046,541)	(82,038,566)
Net cash used in investing activities	(19,568,365)	(84,631,169)

Financing activities:
Proceeds from long-term debt	119,000,000	40,000,000
Repayment of long-term debt	(65,500,000)	(500,000)
Proceeds from (repayment of) note payable, net	(1,250,000)	1,250,000
Long-term debt issue costs, net	(1,614,512)	—
Financing costs	(865,750)	(875,000)
Contributions from members	—	41,931,410
Distributions to members	(2,985,949)	(1,332,450)
Net cash provided by financing activities	46,783,789	80,473,960

Net increase in cash and equivalents	36,378,492	2,153,652

Effect of exchange rates on cash and equivalents	(57)	—

Cash and equivalents - beginning	2,153,652	—

Cash and equivalents - ending	$38,532,087	$2,153,652

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest	$3,284,820	$1,470,899

The accompanying notes are an integral part
of the consolidated financial statements

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

(1)	ORGANIZATION AND NATURE OF BUSINESS

Organization:
Argotec Intermediate Holdings Two LLC (Intermediate Holdings 2) and its wholly owned subsidiaries, Argotec Intermediate Holdings LLC (Intermediate Holdings), Argotec LLC, Argotec Deutschland GmbH (Deutschland), Argotec International Sales Corporation (Argotec International), Argotec Asia Pacific Limited (Argotec Asia), and Argotec Stevens LLC (Stevens LLC) (collectively, the Company) are owned 99.9% by Argotec Holdings LLC (Holdings).

The limited liability companies (LLCs) were organized in the State of Delaware in connection with the May 31, 2013 acquisition of the net business assets of Argotec, Inc., the predecessor of Argotec LLC (Note 3); and, the April 2014 formation of Stevens LLC, as described below. The terms of the LLCs' operating agreements limit the members' liability for losses, debts and obligations to their equity contributions. The LLCs have no termination date under the terms of the operating agreements.

As the wholly owned subsidiary of Argotec Inc., Argotec International, a Massachusetts corporation, was acquired in the acquisition of net assets May 31, 2013.

Deutschland was organized as a German limited liability company (GmbH), wholly owned by Argotec LLC, on December 9, 2013. Deutshland operations began in 2014.

The Company formed Stevens LLC on April 17, 2014, to acquire the land and building in connection with the April 30, 2014 business acquisition of Stevens Urethane, a division of JPS Elastomerics Corp. (JPS) (Note 3).

Argotec Asia was organized as a Hong Kong limited liability company, wholly owned by Argotec LLC, on June 17, 2014. Argotec Asia operations began in 2015.

Nature of Business:
The Company is engaged in the manufacture, distribution and sale of polyurethane film and sheets and other urethane products to customers in the aeronautical, transportation, graphics, medical and industrial markets located principally throughout the United States as well as internationally. Argotec International transacts certain foreign sales activities on behalf of the Company.

Principles of Consolidation:
The accompanying consolidated financial statements include the accounts of Intermediate Holdings 2, Intermediate Holdings, Argotec LLC, Deutschland, Argotec International, Argotec Asia, and Stevens LLC. The accounts of the parent company, Holdings, are not included in these consolidated financial statements. All significant intercompany transactions and balances have been eliminated.

The period from inception (May 31, 2013) through December 31, 2013 include Intermediate Holdings 2, Intermediate Holdings, Argotec LLC and Argotec International. Deutschland was included in operations on December 9, 2013. In 2014, the consolidated financial statements include the accounts of these entities plus Stevens LLC as of April 17, 2014 and Argotec Asia as of June 17, 2014.

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Equivalents:
The Company places its cash and equivalents on deposit with financial institutions. At times, cash on deposit is in excess of Federal Deposit Insurance Corporation (FDIC) limits. Cash equivalents consist of money market funds.

Comprehensive Income:
Comprehensive income and its components are reported in these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Comprehensive income is the change in equity during a period from transactions and other events from nonowner sources. It is the total of net income and other comprehensive income items. The Company's other comprehensive income is comprised entirely of foreign currency translation adjustments.

Accounts Receivable:
The Company carries its accounts receivable at cost less an allowance for doubtful accounts. The Company periodically evaluates the outstanding accounts receivable balances, the history of past write-offs and collections, and current credit conditions to establish an allowance for doubtful accounts. At December 31, 2014 and 2013, accounts receivable are presented net of an allowance for doubtful accounts of approximately $75,000.

A receivable is considered past due if payments have not been received by the Company for 90 days. At that time, management will contact customers for collection. Accounts are written off as uncollectible if no payments are received 90 days after customers have been contacted.

The Company does not charge interest on past due accounts.

Inventories:
Inventories, comprised of raw materials and finished goods, are stated at the lower of cost, determined using the first-in, first-out or average cost methods, or market.

Property and Equipment:
Property and equipment are recorded at cost and depreciated using straight-line and accelerated methods over their estimated useful lives. Expenditures for additions, improvements and major maintenance are capitalized while routine repairs and maintenance are expensed as incurred.

The Company reviews its long-lived assets for impairment when events or circumstances indicate that the carrying amount of the assets may not be recoverable. If impairment indicators are present and the estimated future undiscounted cash flows related to the assets are less than the carrying value, the carrying value is reduced to the estimated fair value.
There were no asset impairments at December 31, 2014 and 2013.

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill and Intangible Assets:
Goodwill resulting from a business acquisition is not subject to amortization and is evaluated annually for potential impairment.

Other intangible assets subject to amortization include financing costs and a noncompete agreement. Financing costs are being amortized using the straight-line method over the term of the related debt (Note 7). The noncompete agreement is being amortized on a straight-line basis over its five year life (Note 3). Other intangible assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amounts may not be recoverable.

There were no impairment losses at December 31, 2014 and 2013.

Revenue Recognition:
Sales are recorded upon shipment to customers.

Foreign Currency Translation and Transactions:
The financial records of Deutschland and Argotec Asia are maintained in Euros and Hong Kong Dollars. Assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the weighted average exchange rates in effect during the year. Adjustments resulting from these translation changes are included in other comprehensive income. There were no foreign currency translations in 2013.

Amounts realized by conversion of other currencies into U.S. dollars through receipts or payments during the year are reflected as current income or expense. Aggregate foreign currency transaction losses of approximately $25,000 have been included in other expense in 2014.

Research and Development Costs:
Research and development costs related to both future and present products are expensed as incurred.

Advertising:
Advertising costs are expensed as incurred and totaled approximately $193,000 and
$117,000, for the year ended December 31, 2014 and the period from inception (May 31, 2013) to December 31, 2013, respectively.

Shipping and Handling Costs:
Shipping and handling costs billed to customers are included in net sales with the related expense recorded in cost of sales.

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes:
Intermediate Holdings 2 is treated as a partnership for federal and state income tax purposes. It's wholly owned LLC’s are disregarded for Federal income, and often state, tax purposes and are included on Intermediate Holdings 2's partnership return. As a partnership, the members are responsible for reporting their share of income, loss, deductions and credits on their respective income tax returns. Argotec International is an IC-DISC and it generally does not incur corporate income taxes. Accordingly, no provision for income taxes is provided in the consolidated financial statements.

The Company files income tax returns in the U.S. federal jurisdiction and in various state and foreign jurisdictions. There are no tax returns currently under examination. However, the periods ended December 31, 2014 and 2013 remain open for examination by tax authorities.

Deutschland is liable to Germany for corporate and trade taxes. Due to its limited activity, there is no provision for income taxes in 2014 or 2013.

Argotec Asia is liable to Hong Kong for corporate income taxes. Due to its limited activity, there is no provision for income taxes in 2014.

The Company evaluates any uncertain tax positions to assess whether the tax positions are “more likely than not” to be sustained upon examination by tax authorities or whether they would result in an excess tax benefit. A liability would be recognized for any entity level tax on an excess benefit claimed, or expected to be claimed, along with any related interest and penalties on the excess. Management believes that there are no such excess benefits, interest, or penalties to be recorded in the consolidated financial statements as of
December 31, 2014.

Business Acquisitions:
The Company allocates the purchase price of business acquisitions under asset purchase agreements based on the fair value of the identifiable assets acquired and liabilities assumed on the date of acquisition. Goodwill resulting from these acquisitions are expected to be fully deductible for tax purposes. The costs associated with these business acquisitions are expensed as incurred.

Use of Estimates:
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

(3)	BUSINESS ACQUISITIONS

On May 31, 2013, the Company acquired substantially all of the business assets of Argotec, Inc. and began operations as reported in these consolidated financial statements.

The total purchase price was comprised as follows:

Cash consideration	$82,039,000
Assumption of current liabilities of predecessor	3,542,000

$85,581,000

The purchase price was allocated to property and equipment based on fair value determined by independent appraisal and to the fair value of the other assets and the liabilities based on the amounts expected to be realized or paid. The allocation resulted in goodwill of approximately $52,664,000, which is attributed to future economic benefits. In October 2014, the Company received approximately $426,000, which is net of accounting fees of approximately $23,000, from a tax escrow account funded at the date of acquisition and accordingly reduced goodwill.

The following table summarizes allocation of the purchase price as recorded:

Assets acquired:
Accounts receivable	$9,092,000
Inventories	6,369,000
Prepaid expenses and other assets	434,000
Construction in process	324,000
Property and equipment	16,698,000
Goodwill	52,664,000

Total assets acquired	85,581,000

Liabilities assumed:
Accounts payable and accrued liabilities	(3,542,000)

Cash consideration	$82,039,000

On April 30, 2014, the Company acquired substantially all of the business assets of Stevens Urethane, a division of JPS, a manufacturer of thermoplastic polyurethane film and sheets, as well as urethane products.

The total purchase price was comprised as follows:

Cash consideration	$25,047,000
Assumption of current liabilities of predecessor	755,000

$25,802,000

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

(3)	BUSINESS ACQUISITIONS (Continued)
The purchase price was allocated to property and equipment based on fair value determined by independent appraisal and to the fair value of the other assets and the liabilities based on the amounts expected to be realized or paid. The allocation resulted in goodwill of approximately
$13,252,000, which is attributed to future economic benefits.
The following table summarizes the allocation of the purchase price as recorded:

Assets acquired:
Accounts receivable	$3,822,000
Inventories	3,916,000
Prepaid expenses	75,000
Property and equipment	3,677,000
Construction in progress	860,000
Noncompete agreement	200,000
Goodwill	13,252,000

Total assets acquired	25,802,000

Liabilities assumed:
Accounts payable and accrued liabilities	(755,000)

Cash consideration	$25,047,000

Business acquisition costs in the consolidated statements of income includes legal, accounting and consulting fees and other acquisition costs related to these transactions of approximately
$675,000 and $2,630,000, for the year ended December 31, 2014 and the period from inception (May 31, 2013) to December 31, 2013, respectively.
The noncompete agreement is presented net of accumulated amortization of approximately
$27,000 at December 31, 2014. Annual amortization expense will be approximately $40,000 each year through 2018 and $13,000 in 2019.

(4)	INVENTORIES
Inventories consist of the following:

	2014	2013

Raw materials	$8,506,786	$5,365,355
Finished goods	3,862,048	2,001,620

	$12,368,834	$7,366,975

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

(5)	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	2014	2013

Buildings and improvements	$1,312,500	$9,136,359
Machinery and equipment	11,249,889	7,723,802
Land and improvements	147,500	1,008,000
Office furniture and equipment	499,235	188,786
Construction in progress	5,235,071	1,114,651

	18,444,195	19,171,598
Accumulated depreciation	(3,177,741)	(791,923)

	$15,266,454	$18,379,675

Depreciation expense totaled approximately $2,761,000 and $792,000 for the year ended December 31, 2014 and the period from inception (May 31, 2013) to December 31, 2013, respectively.

(6)	NOTES PAYABLE

The Company has available a $10,000,000 demand revolving line of credit under the terms of a new credit facility (Note 7). Advances, which bear interest at the greater of prime plus 3.0% or LIBOR plus 4.0% (subject to a 5.0% floor), are secured by all assets of the Company. The Company is required to pay a quarterly unused commitment fee of .05% of the average unused amount of the line of credit and an annual administrative fee. There was no outstanding balance at December 31, 2014.

(7)	LONG-TERM DEBT

On December 16, 2014, the Company entered in a new credit agreement with a commercial lender that provides for a term note of $93,000,000 and a $10,000,000 revolving line of credit (Note 6). The proceeds of the term note were used to retire the existing debt facility with a total outstanding balance of $65,774,000, which had been increased in April 2014 in connection with the acquisition (Note 3), and to fund the member distribution in January 2015 of approximately
$36,083,000 (Note 15).

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

(7)	LONG-TERM DEBT (Continued)

The Company must comply with covenants regarding financial reporting and certain financial ratios, the most restrictive of which relate to maximum leverage and fixed-charge coverage. The Company is in compliance with these covenants at December 31, 2014.

The new term note bears interest at the greater of prime plus 5.5% or LIBOR plus 6.5% (subject to a 7.5% floor) and is secured by all assets of the Company. Principal payments of
$581,250 are due quarterly beginning April 1, 2015, with a final balloon payment due on December 16, 2019. Interest is payable monthly and was 7.5% at December 31, 2014.

Annual maturities of long-term debt are as follows:

2015	$1,744,000
2016	2,325,000
2017	2,325,000
2018	2,325,000
2019	84,281,000

$93,000,000

The term note is presented net of debt origination fees of $1,627,500. These fees are being amortized using the effective interest method producing a rate of 7.95%. Amortization of these fees totaled $13,000 in 2014 and is included in interest expense.

Annual amortization of debt origination fees is as follows:

2015	$221,000
2016	307,000
2017	321,000
2018	337,000
2019	429,000

$1,615,000

Financing costs are presented net of accumulated amortization of approximately $2,000 and
$85,000 at December 31, 2014 and 2013, respectively. Annual amortization expense will be approximately $58,000 for each of the next five years. Financing and other costs related to the retired debt, net of accumulated amortization, are reported in other expenses as a loss on extinguishment of debt in 2014.

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

(8)	ASSETS AND LIABILITIES MEASURED AT FAIR VALUE

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The carrying value of financial instruments including cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to their short- term maturities.

Based on the borrowing rates currently available to the Company for loans with similar terms, variable rates and average maturities, the carrying amount of long-term debt, net of debt origination fees, approximates fair value (Note 7).

(9)	RELATED PARTY TRANSACTIONS

Argotec LLC has a professional service agreement with a limited partnership that has an indirect ownership interest in Holdings. The agreement provides for annual management fees equal to the greater of $850,000 or 2% of the limited partnership's investment in Holdings ($751,000 at December 31, 2014 and 2013), payable in quarterly installments. These management fees totaled approximately $850,000 and $496,000 for the year ended December 31, 2014 and the period from inception (May 31, 2013) to December 31, 2013, respectively. At December 31, 2013, approximately $213,000 of these management fees are included in accrued liabilities. In connection with the 2013 business acquisition (Note 3), the Company also paid this limited partnership fees totaling $775,000 that are included in the business acquisition costs at December 31, 2013.

The Company paid directors fees totaling approximately $75,000 and $44,000 for the year ended December 31, 2014 and the period from inception (May 31, 2013) to December 31, 2013, respectively, to members of the Board of Directors. These directors have a minimal combined ownership interest in Holdings of less than 5%.

(10)	FOREIGN OPERATIONS

Deutschland conducts operations in Germany and Argotec Asia conducts operations in Hong Kong. These operations subject the Company to risks associated with changes in foreign exchange rates. The net loss attributable to Deutschland totaled approximately $5,000 the year ended December 31, 2014, including net losses of approximately $25,000 from foreign currency transactions. There was limited activity for Deutschland in 2013 and for Argotec Asia in 2014.

Total assets reported in the consolidated balance sheets include Deutschland assets of approximately $32,000 at December 31, 2014.

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

(11)	SALE-LEASEBACK TRANSACTION

On November 25, 2014, the Company entered into a sale-leaseback agreement under which buildings and land owned by the Company were sold to a third party on December 16, 2014 for
$9,875,000 and subsequently leased back to the Company pursuant to a 15 year operating master lease with four, five-year extension options. The lease provides for minimum monthly payments of approximately $66,000 that are subject to an annual increase, equal to the lesser of 2% or 1.25 times the change in the price index, and the payment of insurance, taxes, utilities and maintenance expenditures. The total minimum lease payments are being expensed in equal annual amounts over the life of the lease. At December 31, 2014, there is no difference between lease payments and amounts expensed of approximately $34,000. The transaction resulted in a deferred loss of approximately $163,000, which is included in other assets at December 31, 2014, and will be amortized over the initial 15 year lease term totaling approximately $11,000 each year, through 2029.

On January 16, 2015, the Company entered into another sale-leaseback agreement with the same third party to sell a building at its recently acquired cost to the Company of $1,410,000 (Note 15). The master lease agreement was amended on February 19, 2015, after the sale was completed, to include additional minimum monthly payments of approximately $9,000.

In accordance with U.S. GAAP, there is no continued involvement that precludes this sale-leaseback accounting.

Approximate future minimum lease payments under this master lease are as follows:

2015	$903,000
2016	921,000
2017	939,000
2018	958,000
2019	977,000
Thereafter	10,914,000

$15,612,000

(12)	CONCENTRATIONS AND CREDIT RISK

The Company has concentrations in customer sales and accounts receivable. Sales to a major customer represented approximately 15% and 22% of total sales in 2014 and for the period from inception (May 31, 2013) to December 31, 2013, respectively. Approximately 11% of accounts receivable are due from one customer at December 31, 2014 and approximately 41% of accounts receivable are due from two customers at December 31, 2013.

The Company also purchased approximately 64% and 78% of materials from two vendors for the year ended December 31, 2014 and the period from inception (May 31, 2013) to December 31, 2013, respectively.

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

(13)	RETIREMENT PLAN

The Company offers a safe harbor 401(k) profit sharing plan. Under this plan, eligible employees may elect to make contributions pursuant to a salary reduction agreement. The Company makes matching contributions equal to 100% of the first 3% and 50% of the next 2% of eligible compensation. Additional Company profit sharing contributions are discretionary. Company matching contributions totaled approximately $263,000 and $146,000 for the year ended December 31, 2014 and the period from inception (May 31, 2013) to December 31, 2013, respectively.

(14)	COMMITMENTS AND CONTINGENCIES

Lease Commitments:
The Company leases vehicles under operating lease agreements that expire at various dates through 2016. Lease expense under these agreements totaled approximately $30,000 and
$23,000 for the year ended December 31, 2014 and the period from inception (May 31, 2013) to December 31, 2013, respectively. Approximate future minimum payments required under these leases are $24,000 in 2015 and $10,000 in 2016.

Employee Separation Agreements:
Effective December 31, 2014, the Company entered into separation agreements with two former key employees. The agreements provide for a continuation of salary and health and dental insurance coverage through December 31, 2015. The former employees remain eligible to receive 2015 performance bonuses of up to 40% of the severance period salary, payable only if the Company sells substantially all of its assets. Pursuant to the employment agreements in place, the former employees are bound by noncompete covenants and provisions for non solicitation of Company employees for three years. Accrued expenses include approximately $554,000 at December 31, 2014 for salary payments due under the agreements through December 31, 2015.

Special Long Term Bonus:
The Company offers a "Special Bonus" plan to key employees to reward potential long-term commitment and contribution to Company success. The plan will provide incentive bonuses based on attainment of specific financial thresholds, the occurrence of certain triggering events, and compliance with noncompete covenants and provisions for non solicitation of Company employees, vendors and customers both while employed by the Company and for two years after termination of employment. There are no accruals related to this bonus plan because of its contingent nature.

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

(15)	SUBSEQUENT EVENTS

Management has evaluated events from the balance sheet date through April 2, 2015, the date these consolidated financial statements were available to be issued, and has determined that there are no subsequent events requiring reporting or disclosure, except as disclosed below and in Note 11.

On January 2, 2015, the Company paid a distribution to their members totaling approximately
$36,083,000 (Note 7).

On February 19, 2015, the Company purchased a building in Greenfield, Massachusetts for approximately $1,410,000. The building was subsequently sold to a third party as part of a sale-leaseback transaction for the same amount (Note 11).

In March 2015, the Company announced their plan to close the operating plant in Easthampton, Massachusetts, purchased by Stevens LLC in connection with the Stevens Urethane acquisition (Note 3). The Company will move the existing Easthampton manufacturing operations to the Greenfield facilities and a significant portion of the employees from the Easthampton plant will continue their employment in Greenfield. The Easthampton building and land, with a net book value of approximately $1,438,000 at December 31, 2014, will be available for sale in 2015.

Independent Auditors’ Report on Supplemental Information

To the Board of Directors and Members
Argotec Intermediate Holdings Two LLC and Subsidiaries
Greenfield, Massachusetts

We have audited the consolidated financial statements of Argotec Intermediate Holdings Two LLC and Subsidiaries as of December 31, 2014 and 2013 and for the year ended and for period from inception (May 31, 2013) to December 31, 2013, and our report thereon dated April 2, 2015, which expressed an unmodified opinion on those consolidated financial statements, appears on pages 1 and 2. Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The Consolidated Schedules of Cost of Sales and the Consolidated Schedules of Operating Expenses are presented for purposes of additional analysis and are not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ GREENBERG, ROSENBLATT, KULL & BITSOLI, P.C.

Worcester, Massachusetts
April 2, 2015

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES

CONSOLIDATED SCHEDULES OF COST OF SALES
YEAR ENDED DECEMBER 31, 2014 AND THE PERIOD
MAY 31, 2013 (DATE OF INCEPTION) TO DECEMBER 31, 2013

	2014	2013
Inventories - beginning	$7,366,975	$6,368,447

Purchases and freight	62,983,607	25,610,605

Direct labor	9,446,489	3,717,601

	79,797,071	35,696,653
Factory overhead:
Indirect labor	634,182	581,756
Payroll taxes	855,653	337,391
Group insurance	1,506,187	648,724
Retirement plan	171,867	90,259
Depreciation	2,761,346	791,923
Utilities	1,654,700	698,739
Repairs and maintenance	1,528,336	522,275
Equipment rental	319,456	9,339
Other taxes	247,003	80,566
Rubbish removal	186,079	61,466
Safety supplies and expense	136,979	65,785
Travel and entertainment	112,953	59,064
Uniforms	76,432	38,463
Temporary labor	49,843	118,865
Quality control	43,585	29,938

	10,284,601	4,134,553

Inventories - ending	(12,368,834)	(7,366,975)

	$77,712,838	$32,464,231

See independent auditor's report on consolidated supplemental information

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES

CONSOLIDATED SCHEDULES OF OPERATING EXPENSES
YEAR ENDED DECEMBER 31, 2014 AND THE PERIOD
MAY 31, 2013 (DATE OF INCEPTION) TO DECEMBER 31, 2013

	2014	2013

Selling:
Salaries and wages	$1,739,606	$593,134
Payroll taxes	107,271	23,233
Group insurance	99,251	23,965
Retirement plan	29,870	21,432
Commissions	944,537	352,366
Travel and entertainment	306,523	90,100
Consulting	237,930	72,000
Advertising	192,969	116,606
Trade shows	56,669	19,309
Auto expense	26,851	8,116
Samples	20,718	22,245

	$3,762,195	$1,342,506

Research and development:
Salaries and wages	$209,998	$111,235
Payroll taxes	18,399	8,551
Group insurance	10,346	12,980
Retirement plan	6,548	4,452
Materials and supplies	244,714	84,154
Travel and entertainment	2,889	263

	$492,894	$221,635

See independent auditor's report on consolidated supplemental information

ARGOTEC INTERMEDIATE HOLDINGS TWO LLC AND SUBSIDIARIES

CONSOLIDATED SCHEDULES OF OPERATING EXPENSES
YEAR ENDED DECEMBER 31, 2014 AND THE PERIOD
MAY 31, 2013 (DATE OF INCEPTION) TO DECEMBER 31, 2013

	2014	2013

General and administrative:
Salaries and wages	$3,030,513	$1,566,793
Payroll taxes	116,641	51,308
Group insurance	123,586	55,214
Retirement plan	54,804	30,068
Consulting	999,044	506,010
Professional fees	801,135	352,159
General insurance	264,332	112,600
Employee training and development	218,175	90,466
Travel and entertainment	153,347	61,854
Computer	141,699	59,817
Cleaning and maintenance	136,739	51,190
Office	109,544	53,697
Auto	83,794	27,732
Telephone	76,221	39,626
Miscellaneous	62,623	13,416
Amortization	60,748	85,069
Rent	36,028	—
Dues and subscriptions	18,068	13,981
Provision for bad debts	(141,534)	(25,000)

	$6,345,507	$3,146,000

See independent auditor's report on consolidated supplemental information